UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2022

Isoray, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2022, Isoray, Inc. (the “Company” or “Isoray”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Isoray Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Viewpoint Molecular Targeting, Inc., a Delaware corporation (the “Target Company” or “Viewpoint”), and Cameron Gray, as the representative of the Owners (as defined therein). Viewpoint is an alpha-particle radiopharmaceutical company in the alphaemitter market developing oncology therapeutics and complementary imaging agents.

The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Viewpoint, with Viewpoint continuing as the surviving corporation as a wholly-owned subsidiary of Isoray (such transaction, the “Merger”). Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of Viewpoint will be converted into the right to receive (i) 3.3212 (the “Exchange Ratio”) shares of Isoray common stock, rounded to the nearest whole share (the Exchange Shares”), (ii) any cash in lieu of fractional shares of Isoray common stock payable pursuant to the Merger Agreement, and (iii) any dividends or other distributions to which the holder thereof becomes entitled to upon the surrender of such shares of Viewpoint common stock. Other than as set forth in (ii) in the preceding sentence, there will be no cash consideration paid in connection with the Merger. Following completion of the Merger, the stockholders of Viewpoint immediately prior to the closing of the Merger (the “Closing”) will own 49% of the fully-diluted outstanding capital stock of the Company.

Upon the Closing, Isoray will increase the size of its Board of Directors from four members to not less than five members. Three of the directors will be designated by Isoray and two of the directors will be designated by Viewpoint. Lori Woods, our current CEO and a director, will be one of the directors appointed by Isoray and will serve as the chairperson. Thijs Spoor, Viewpoint’s current CEO, will be one of the directors appointed by Viewpoint. The remaining directors, if any, will be mutually agreed upon by Lori Woods and Thijs Spoor. Also upon the Closing, Lori Woods will resign from her position as CEO of Isoray and Thijs Spoor will be named CEO of Isoray. Jonathan Hunt will continue as Isoray’s Chief Financial Officer.

Each of the parties to the Merger Agreement has provided customary representations, warranties, and covenants in the Merger Agreement. The completion of the Merger is subject to various closing conditions, including (i) performance in all respects by each party of its covenants and agreements, (ii) Isoray and Viewpoint each obtaining approval by its stockholders of the Merger and related matters, (iii) the receipt by Isoray of a fairness opinion to the effect that, subject to the qualifications and assumptions set forth therein, the Exchange Ratio is fair, from a financial point of view, to the Company, (iv) the Exchange Shares shall have been approved for listing on NYSE American, (v) any necessary consents or approvals by governmental and regulatory authorities and non-governmental third-parties being obtained, and (vi) there being no event, change, or occurrence which individually or together with any other event could reasonably be expected to have a material adverse effect on either Isoray or Viewpont.

The Merger Agreement contains certain termination rights for both Isoray and Viewpoint, including that either Isoray or Viewpoint may terminate the Merger Agreement if the Closing does not occur on or before January 31, 2023.

The Merger Agreement contains certain restrictions on the conduct of the Company’s and Viewpoint’s respective businesses between the date of signing the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement. During such period, Isoray and Viewpoint each must conduct its business in the ordinary course and consistent with past practices in all material respects and may not enter into any material transactions without the other party’s consent.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Certificate of Amendment and Changes to Amended and Restated 2020 Equity Incentive Plan

In connection with the Merger, the Company will approve, subject to stockholder approval, (i) an amendment to its Certificate of Incorporation to increase the total number of shares of common stock the Company is authorized to issue to 400,000,000 shares, and (ii) an amendment to the Company’s Amended and Restated 2020 Equity Incentive Plan (the “Incentive Plan”) to increase the amount of shares of common stock available for awards thereunder to 46,000,000. The amendment to the Incentive Plan is conditioned on the Closing, and if the Closing does not occur, the Incentive Plan will not be amended regardless of the approval of such amendment by the stockholders of the Company.

Registration Rights and Lock-Up Agreement

Also in connection with the Merger Agreement, the Company will enter into a Registration Rights and Lock-Up Agreement, by and among the Company and the stockholders of Viewpoint (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement (i) the Company will agree to file a resale registration statement for the Registrable Securities (as defined in the Registration Rights Agreement) no later than 30 days following the Closing, and to use commercially reasonable efforts to cause it to become effective as promptly as practicable following such filing, (ii) the stockholders will be granted certain piggyback registration rights with respect to registration statements filed subsequent to the Closing, and (iii) the Lock-Up Holders (as defined in the Registration Rights Agreement) will agree, subject to certain customary exceptions, not to sell, transfer or dispose of any Company common stock until the earlier of (a) six months, or (b) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities, or other property.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference. It is anticipated that the issuance of the Exchange Shares in connection with the Merger will be exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) and Regulation D, Rule 506 thereunder, as transactions by an issuer not involving a public offering.

Item 5.01	Changes in Control of Registrant

The disclosure included in Item 1.01 above is incorporated herein by reference. The Closing of the Merger may result in a change of control of the Company due to the changes to the Board of Directors of the Company and the issuance of the Exchange Shares.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Agreement and Plan of Merger, dated September 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Additional Information about the Merger and Where to Find It

In connection with the Merger, Isoray intends to file relevant materials with the SEC, including a preliminary proxy statement, and when available, a definitive proxy statement. Promptly after filing its definitive proxy statement with the SEC, Isoray will transmit the definitive proxy statement and a proxy card to each Isoray stockholder entitled to vote at the meeting of stockholders relating to the Merger. INVESTORS AND STOCKHOLDERS OF ISORAY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT ISORAY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ISORAY, VIEWPOINT, AND THE MERGER. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the Merger (when they become available), and any other documents filed by Isoray with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by visiting Isoray’s investor relations section at www.isoray.com. The information contained on, or that may be accessed through, the websites referenced in this report is not incorporated by reference into, and is not a part of, this report.

Participants in the Solicitation

Isoray and its directors and executive officers may be deemed participants in the solicitation of proxies from Isoray’s stockholders with respect to the Merger. A list of the names of those directors and executive officers and a description of their interests in Isoray will be included in the proxy statement for the proposed Merger and will be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement relating to the Merger when available.

Viewpoint and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Isoray in connection with the Merger. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement relating to the Merger.

No Offer or Solicitation

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, by Isoray, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the securities laws of such state. Any offering of the securities will only be by means of a statutory prospectus meeting the requirements of the rules and regulations of the SEC and applicable law.

Forward Looking Statements

Certain statements made in this report are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project,” “outlook”, and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this report regarding the Merger, including the benefits of the Merger, revenue opportunities, anticipated future financial and operating performance, and results, including estimates for growth, and the expected timing of the Merger. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Isory’s control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger; (b) failure to obtain the necessary consents and approvals; (c) the inability to complete the Merger, including due to failure to obtain approval of the stockholders of Isoray, certain regulatory approvals, or satisfy other conditions to closing in the Agreement; (d) the impact of COVID-19 pandemic or the Russian military action in Ukraine on Isoray’s business and/or the ability of the parties to complete the Merger; (e) the risk that the Merger disrupts current plans and operations as a result of the announcement and consummation of the Merger; (f) the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, the ability of management to integrate the combined company’s business and operation, and the ability of the parties to retain its key employees; (g) costs related to the Merger; (h) changes in applicable laws or regulations; and (i) other risks and uncertainties indicated from time to time in the preliminary and definitive proxy statements to be filed with the SEC relating to the Merger, including those under “Risk Factors” therein, and in Isoray’s other filings with the SEC. Isoray cautions that the foregoing list of factors is not exclusive. Isoray cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Isoray does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Neither Isoray nor Viewpoint gives any assurance that after the Merger the combined company will achieve its expectations.

Without limiting the foregoing, any inclusion of financial projections in this report should not be regarded as an indication that Isoray considered, or now considers, them to be a reliable prediction of the future results. The financial projections were not prepared with a view towards public disclosure or with a view to complying with the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, or with U.S. generally accepted accounting principles. Neither Isoray’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Although the financial projections were prepared based on assumptions and estimates that Isoray’s management believes are reasonable, Isoray provides no assurance that the assumptions made in preparing the financial projections will prove accurate or that actual results will be consistent with these financial projections. Projections of this type involve significant risks and uncertainties, should not be read as guarantees of future performance or results and will not necessarily be accurate indicators of whether or not such results will be achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2022

Isoray, Inc., a Delaware corporation

By: /s/ Lori A. Woods

Lori A. Woods, CEO